UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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TODOS MEDICAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF
ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON SEPTEMBER 28, 2022
To our Shareholders:
You are cordially invited to attend the annual general meeting of shareholders (the “Annual General Meeting” or the “Meeting”), which will be held at the offices of Todos Medical, Ltd. (the “Company” or “Todos”), located at 121 Derech Menachem Begin, 30th Floor, Tel Aviv 6701203, Israel, on September 28, 2022, at 4:00 p.m. local Israeli time (9:00 a.m. Eastern Time). Shareholders may attend either physically, or by means of teleconference. All holders of our ordinary shares as of the close of business on August 19, 2022 (the “Record Date”), are entitled to vote at the meeting. We are mailing this proxy statement and the proxy card to our shareholders on or about August 22, 2022. You should have received a proxy card from Todos for voting and a postage paid return envelope. You may also vote online as described in the Proxy card. Proxy cards are being solicited on behalf of the Todos Board of Directors (the “Board”).
We intend to present the following matters to the Annual General Meeting:
1.
Approval of the Company’s shareholders of the amendment of Todos’ Articles of Association: (a) to increase the Company’s authorized share capital to permit the issuance of a total of up to 10,000,000,000 (ten billion) ordinary shares of the Company; and (b) to make the Company’s Series A Preferred Shares convertible into ordinary shares at a ratio of 100,000 ordinary shares for each Series A Preferred Share.

2.
Approval of the compensation packages recommended by the Compensation Committee and approved by the Board, including compensation for each of the Company’s currently serving Directors and C-level officers, as well as for the External Directors

3.
Approval of the re-election of Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramowitz as directors of the Company for a term ending at the Company’s next annual meeting, or their earlier resignation or removal.

4.
Reauthorizing the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares, such that the Board of Directors may effect a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for-500, provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for 500.

5.	To ratify the appointment of Yarel and Company as the Company’s Auditors for the 2022 financial year.
6.	To transact any other business as may properly come before the meeting, or any adjournment or postponement of the meeting.
We will also review the Company’s 2021 Annual Financial Statements.
These items of business to be transacted at the General Meeting, as well as the procedure by which shareholders may request that additional items be placed on the agenda for this Meeting, are more fully described in the Proxy Statement, which is part of this notice.
The meeting will begin promptly at 4:00 p.m. local Israeli time (9:00 a.m. Eastern Time) and check-in will begin at 4:00 p.m. local Israeli time. Only holders of record of ordinary shares at the close of business on August 19, 2022, the Record Date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.
Currently, we are not aware of any other matters that will come before the Meeting. If any other business is properly brought before the Meeting, the persons named as proxies may vote in respect thereof in accordance with their best judgment.
Shareholders who do not expect to attend the meeting in person are requested to complete, date, sign, and mail the enclosed proxy as promptly as possible in the enclosed stamped envelope. Even if you plan to attend the meeting, please complete, date, and sign the enclosed proxy card, and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.
The Company is mailing to its shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials and to cast your vote via the Internet. Under Israeli law, all shareholders have the right to examine a copy of the text of all resolutions to be adopted at the Meeting; however, in lieu thereof, the Company has the right to, and will, furnish a copy of the proposed resolutions by electronic mail to any shareholder who requests such resolutions. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. This process allows the Company to provide its shareholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON SEPTEMBER 28, 2022, AT 4:00 p.m. LOCAL TIME, AT THE OFFICES OF TODOS MEDICAL LTD., 121 DERECH MENACHEM BEGIN, 30TH FLOOR, TEL AVIV 6701203, ISRAEL.
The proxy statement is available at https://investor.todosmedical.com/proxy-statement.
By Order of the Board of Directors
/s/ Dr. Herman Weiss
Dr. Herman Weiss
Chairman of the Board of Directors
August 22, 2022

PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON SEPTEMBER 28, 2022
This proxy statement together with its Annexes (this “Proxy Statement”) along with the accompanying proxy card, is furnished to the Shareholders of Todos Medical Ltd. as of the close of business on August 19, 2022 (the “Record Date”), in connection with the solicitation of proxies by the Todos Board of Directors (the “Board”) for use at our annual general meeting of shareholders (the “Annual General Meeting” or the “Meeting”), to be held at 121 Derech Menachem Begin, 30th Floor, Tel Aviv 6701203, Israel, on September 28, 2022 at 4:00 p.m. local Israeli time (9:00 a.m. Eastern Time) and/or at any adjournments or postponements of the meeting (as the case may be, the “Meeting Date”). The Board is soliciting proxies from Shareholders in order to provide every Shareholder an opportunity to vote on all matters submitted to a vote of Shareholders at the Annual General Meeting, whether or not the shareholder attends in person. The proxy authorizes a person other than a Shareholder, called the “proxyholder,” who will be present at the Annual General Meeting, to cast the votes that the shareholder would be entitled to cast at the Annual General Meeting if the shareholder were present. A signed and completed Shareholder’s Declaration must be submitted in order for votes to be counted with regards to certain matters for which a shareholder’s declaration is required by the Israeli Companies Law. We are mailing this Proxy Statement, together with the Shareholder’s Declaration and the proxy card, to our shareholders on or about August 22, 2022. When used in this Proxy Statement, “Todos,” the “Company,” “we,” “our” or “us” refers to Todos Medical Ltd. and its consolidated subsidiaries, unless the context requires otherwise. Capitalized terms defined anywhere in this Proxy Statement have that same meaning anywhere else in this Proxy Statement and/or its accompanying materials, whether or not such definition is specifically referenced, unless otherwise specified, defined, or required to be interpreted in context. All capitalized terms in this Proxy Statement and/or its accompanying materials which are not otherwise defined herein have the meaning attributed to those terms in the Israeli Companies Law, 5759-1999 and/or regulations promulgated pursuant thereto (the “Israeli Companies Law” or the “Companies Law”).
Questions and Answers about the Extraordinary General Meeting of Shareholders
Why did I receive a Notice of Internet Availability of proxy materials in the mail instead of a full set of proxy materials?
We have sent to our shareholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge may be found in the Notice.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
What is the purpose of the Annual General Meeting?
At the Extraordinary General Meeting shareholders will be asked to approve:
1.
The amendment of Todos’ Articles of Association: (a) to increase the Company’s authorized share capital to permit the issuance of a total of up to 10,000,000,000 (ten billion) ordinary shares of the Company; and (b) to make the Company’s Series A Preferred Shares convertible into ordinary shares at a ratio of 100,000 ordinary shares for each Series A Preferred Share;

2.
The compensation packages recommended by the Compensation Committee and approved by the Board, including compensation for each of the Company’s currently serving Directors and C-level officers, as well as for the External Directors;

3.
The re-election of Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramowitz as directors of the Company for a term ending at the Company’s next annual meeting, or their earlier resignation or removal;

4.
The reauthorization of the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares, such that the Board of Directors may effect a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for-500, provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for 500;

5.	The ratification of the appointment of Yarel and Company as the Company’s Auditors for the 2022 financial year; and
6.	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.
We will also review the Company’s 2021 Annual Financial Statements.
Who is entitled to vote?
The record date for the Meeting is August 19, 2022 (the “Record Date”). Only shareholders of record at the close of business on that date are entitled to vote at the Meeting. Each ordinary share of the Company entitles the holder thereof to one vote on each matter properly brought before the Meeting. As of the Record Date, 1,193,175,121 ordinary shares were issued and outstanding.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or broker, the shares will be treated as broker nonvotes. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your bank or broker.
What is the quorum requirement?
A quorum is necessary to hold a valid meeting. The quorum required for an annual general meeting of shareholders consists of at least two shareholders present, in person or by proxy, who hold shares conferring at least 25% of the voting power of our Company. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place, or any time and place as the directors designate in a notice to the shareholders. At such adjourned meeting, any two (2) shareholders present in person or by proxy shall constitute a quorum. If the Meeting is adjourned to a subsequent date for a lack of quorum, then “Meeting Date” as mentioned in this Proxy Statement and its accompanying materials will be deemed to refer to the date on which the validly constituted shareholders’ meeting actually occurs.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions and broker non-votes will not be counted towards the quorum requirement.
Who can attend the Extraordinary General Meeting?
All Todos shareholders of record as of the close of business on August 19, 2022, may attend the Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.
Can I change my vote after I submit my proxy?
You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of Todos Medical Ltd. by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Todos Medical Ltd., 121 Derech Menachem Begin, 30th Floor, Tel Aviv 6701203, Israel Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the Meeting and voting in person. Your attendance at the Meeting itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before your proxy is voted or before you vote in person at the Meeting.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes. For matters requiring a shareholder’s declaration under the Israeli Companies Law, only votes accompanied by a signed and completed Shareholder’s Declaration will be counted.
How does the Board of Directors recommend I vote on the proposals?
Your Board recommends that you vote FOR:
•
The amendment of Todos’ Articles of Association: (a) to increase the Company’s authorized share capital to permit the issuance of a total of up to 10,000,000,000 (ten billion) ordinary shares of the Company; and (b) to make the Company’s Series A Preferred Shares convertible into ordinary shares at a ratio of 100,000 ordinary shares for each Series A Preferred Share;

•
The compensation packages recommended by the Compensation Committee and approved by the Board, including compensation for each of the Company’s currently serving Directors and C-level officers, as well as for the External Directors;

•
The re-election of Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramowitz as directors of the Company for a term ending at the Company’s next annual meeting, or their earlier resignation or removal;

•
Reauthorizing the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares, such that the Board of Directors may effect a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for-500, provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for 500;

•	The ratification of the appointment of Yarel and Company as the Company’s Auditors for the 2022 financial year.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as described above.
Will any other business be conducted at the Meeting?
As of the date of this proxy statement, we know of no other business that will be presented at the Meeting. If any other matter arises and is presented properly to the shareholders for a vote at the Meeting, the proxy holders will vote your shares in accordance with their best judgment.
How many votes are required to approve the amendment of the Company’s Articles of Association to expand the authorized share capital of ordinary shares and to make the Series A Preferred Shares convertible into ordinary shares?
The affirmative vote of a majority of the ordinary shares present, in person or by proxy, and voting on the matter is required for the approval of the amendment of our Articles of Association to expand the authorized share capital of ordinary shares, and to make the Series A Preferred Shares convertible into ordinary shares.

How many votes are required to approve the compensation packages recommended by the Compensation Committee and approved by the Board?
The approval of the Compensation Schedule requires the affirmative vote of a majority of the shares present (in person or by proxy) and voting on the matter, provided that either: (i) at least a majority of the shares of non-Controlling shareholders and shareholders who do not have a Personal Interest in the approval of the Compensation Schedule, participating in the vote (whether in present or by proxy, excluding abstentions), are voted in favor of approving the Compensation Schedule; or (ii) the total number of shares of non-Controlling shareholders and of shareholders who do not have a Personal Interest in the approval of the Compensation Schedule, voted against the approval of the Compensation Schedule, does not exceed 2% of the outstanding voting power in the Company.
“Control” and “Personal Interest” are defined terms with (respectively) specific meanings under the Companies Law. For the definition of these terms, please see the discussion in Proposal Two.
Please note that you are required to indicate on the proxy card with respect to Proposal Two whether you are a controlling shareholder of the Company, or acting on its behalf or not, and whether you have a personal interest in the approval of the proposal as provided above or not. If you fail to so indicate on the proxy card, your vote may not be counted with respect to the proposal for which you failed to provide notification.
How many votes are required to re-elect the directors?
The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting in person or by proxy and voting thereon is necessary to approve the re-election of Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramovitz as directors of the Company.
How many votes are required to reauthorize the Board to effect the reverse split?
The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting in person or by proxy and voting thereon is necessary to reauthorize the Board to effect the reverse share split.
How many votes are required to ratify the appointment of Yarel and Company as the Company’s auditors for the 2022 financial year?
The appointment of Yarel and Company as the Company’s auditors for the 2022 financial year requires the affirmative vote of a majority of the shares present and voting at the Meeting (in person or by proxy).
What is an abstention and how will abstentions be treated?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal.
How will broker non-votes be treated?
Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.
Where can I find the voting results of the Meeting?
We plan to announce preliminary voting results at the Meeting and to publish final results in a Current Report on Form 8-K to be filed with the SEC within four days of the Meeting.
Reporting Requirements
This Proxy Statement provides you with detailed information about the matters on which you are requested to vote your shares. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We fulfill these requirements by filing reports with the SEC.

Our filings with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website at www.sec.gov. We encourage you to read the entire Proxy Statement carefully.
Because a majority of our ordinary shares are now held by US persons, although we are a foreign private issuer, we are not currently exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. Nevertheless, the circulation of this Notice of Extraordinary General Meeting of Shareholders and Proxy Statement should not be taken as an admission that we are generally subject to the proxy rules under the Exchange Act. Should changes be made to any proposal after the publication of this Proxy Statement, we will communicate the changes to our shareholders through the filing with the SEC of an amended Proxy Statement.

PROPOSAL ONE – AMENDMENTS TO ARTICLES OF ASSOCIATION

APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION
At the Meeting, we will seek shareholder approval of an amendment to our Articles of Association (a) to increase the Company’s authorized share capital to permit the issuance of a total of up to 10,000,000,000 (ten billion) ordinary shares of the Company; and (b) to make the Company’s Series A Preferred Shares convertible into ordinary shares at a ratio of 100,000 ordinary shares for each Series A Preferred Share.
Our share capital is currently divided into 5,000,000,000 (five billion) ordinary shares, par value NIS 0.01 per share. As of the Record Date, we had 1,193,175,121 Ordinary Shares issued and outstanding. If all of the Company’s outstanding warrants, allocated options, and convertible notes, were to be considered as if fully vested, exercised, and converted in the maximum amount possible as of date of this writing (the Company’s current “Fully Diluted Basis”), then the Company’s outstanding share capital would be one billion, eight hundred and forty-seven million, four hundred and eighty six thousand, six hundred and seventy-eight (1,847,486,678) Ordinary Shares. We believe that we may be required to allocate and/or issue additional Ordinary Shares and/or securities convertible to Ordinary Shares, in order to support our activities and operations over the near term, including the grant of shares or stock options to purchase ordinary shares to our officers and employees (such as under the 2021 Equity Incentive Plan), and financing other activities that may require that we issue Ordinary Shares and/or securities convertible to Ordinary Shares.
Accordingly, we propose to amend Article 4 of our Amended and Restated Articles of Association, to increase our Authorized Share Capital to NIS 100,000,000, and the number of authorized Ordinary Shares to 10,000,000,000 (ten billion), par value NIS 0.01 each.
The Company’s Preferred A Shares are intended to be issued to the holders of certain of its convertible notes. The Company wishes to have the option to be able to compel such noteholders to convert the Preferred A Shares into ordinary shares, in case it is necessary, for example, to simplify the Company’s capital structure. The Company proposes to make the conversion ratio for converting Series A Preferred Shares to ordinary shares 100,000 ordinary shares for each Series A Preferred Shares. This will ensure that the Company has sufficient Series A Preferred Shares to issue to all of its convertible noteholders.
The full text of the amendments contemplated in this Proposal One is attached as Annex A to this Proxy Statement.
Shareholder Approval
The Board of Directors will present the following resolution at the Meeting:
RESOLVED, to approve the amendments to the Company’s Articles of Association (a) to increase the Company’s authorized share capital to permit the issuance of a total of up to 10,000,000,000 (ten billion) ordinary shares of the Company; and (b) to make the Company’s Series A Preferred Shares convertible into ordinary shares at a ratio of 100,000 ordinary shares for each Series A Preferred Share.
Board of Directors’ Recommendation
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION.

PROPOSAL TWO – COMPENSATION SCHEDULE

APPROVAL OF COMPENSATION PACKAGES FOR: DIRECTORS, CEO, CFO, AND EXTERNAL DIRECTORS
As an Israeli company, we are subject to the Israeli Companies Law, which provides that the terms of compensation for the Officers and Directors, including for any other services or offices provided or held by a Director, must first be approved by the Board of Directors following the recommendations of the Compensation Committee, prior to receiving the approval of the Shareholders’ Meeting.
In light of the Company’s current situation and growth opportunities, our Compensation Committee has reviewed the terms of compensation for our Directors, CEO, CFO and External Directors, as well as for Key Individuals who may be hired or whose services may be procured in the future, including the incentives necessary or desirable to bring to fruition the Company’s goals, strategies and objectives. In its review, the Compensation Committee has considered, amongst other things: (1) achieving the Company’s goals, long-term strategy and plan of action; (2) forming appropriate incentives for the Company’s Officers, Directors and Key Individuals, including consideration of the Company’s risk management policy; (3) the scope of the Company’s size and future growth, and its manner of activity in its field; and (4) each Director and Officer’s contribution to the achievement of milestones and maximum long-run earnings, all of the above taking a long-range perspective in keeping with each Director and Officer’s particular role. In particular, the Committee has had regard for, amongst other things: (1) each Director and Officer’s education, talents, expertise, accomplishments and professional experience; (2) each Director and Officer’s role, areas of responsibility, and previous compensation arrangements; and (3) the possibility of establishing a ceiling for the value of equity incentives. Based on these and other considerations, and in light of the Company’s special and unique circumstances at this juncture, the Compensation Committee and the Board of Directors have approved the compensation schedule attached as Annex B to this Proxy Statement (the “Compensation Schedule”), and recommends the approval of the Compensation Schedule by the Company’s shareholders.
Director Compensation
The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Directors for fiscal year 2021.
Name	Fees earned or paid in cash ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dr. Herman Weiss	$65,270	—	$151,232		$216,502
Gerald Commissiong	$65,270	—	$128,752		$194,021
Daniel Hirsh	$65,270	—	$128,752		$194,021
Dr. Lauren Chung	$76,632	—	$128,752	$8,750	$214,134
Moshe Abramovitz	$72,539	—	$128,752	$5,833	$207,124
Moshe Schlisser	$82,018	—	$128,752	$11,667	$222,437
Required Vote
The approval of the Compensation Schedule requires the affirmative vote of a majority of the shares present (in person or by proxy) and voting on the matter, provided that either: (i) at least a majority of the shares of non-Controlling shareholders and shareholders who do not have a Personal Interest in the approval of the Compensation Schedule, participating in the vote (whether in person or by proxy, excluding abstentions), are voted in favor of approving the Compensation Schedule; or (ii) the total number of shares of non-Controlling shareholders and of shareholders who do not have a Personal Interest in the approval of the Compensation Schedule, voted against the approval of the Compensation Schedule, does not exceed 2% of the outstanding voting power in the company.
Under the Companies Law, a “Personal Interest” means a personal interest in any act or transaction of a company, which is deemed to include a personal interest of: (x) any “Relative” of the shareholder; (y) any company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5% of the outstanding share capital, or has the right to appoint a director or the chief executive officer; or (z) the Personal Interest of a person acting as a proxy for the shareholder, even if the shareholder himself does not have a Personal Interest, whether or not the proxy holder has discretion how to vote); excluding, however, an interest arising solely from the ownership of shares. The term “Relative” above means: (a) a spouse, sibling, parent, grandparent, child or descendant; (b) a spouse’s child or descendant, parent or sibling; or (c) the spouse of any of the foregoing.
Under the Companies law, “Control” has the meaning assigned to that term in the Israeli Securities Law, 1968 (the “Securities Law”), specifically: a de facto ability to direct the Company’s affairs, other than by exercise of official duty as a director or officer of the Company; where holding at least 50% of the rights to (x) vote in a shareholders’ meeting, or (y) appoint the Company’s directors or chief executive officer, creates a rebuttable presumption of “Control”; whether such rights are held by a single person or entity or in conjunction with others (including by a voting agreement or arrangement), whether directly or indirectly, including by means of any trustee, trust company; pursuant to which a corporation and its affiliates, as well as an individual and family members sharing a residence or dependent upon each other for their livelihood, are deemed to be a single person.
Please note that you are required to indicate on the proxy card with respect to Proposal Two whether you are a controlling shareholder of the Company, or acting on its behalf or not, and whether you have a personal interest in the approval of the proposal as provided above or not. If you fail to so indicate on the proxy card, your vote may not be counted with respect to the proposal for which you failed to provide notification.
The Board of Directors will present the following resolution at the Meeting:
RESOLVED, pursuant to the recommendation of the Compensation Committee and the Board of Directors, to approve and adopt the Compensation Schedule appearing as Annex B of the Proxy Statement, effective from fiscal year 2022.
Board of Directors’ Recommendation
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE COMPENSATION SCHEDULE.

PROPOSAL THREE – ELECTION OF DIRECTORS

REELECTION OF GERALD COMMISSIONG, DR. HERMAN WEISS, DANIEL HIRSCH AND MOSHE ABRAMOWITZ AS THE COMPANY’S DIRECTORS
Under the Company’s Amended and Restated Articles of Association, the Company’s Board of Directors shall consist of at least three and not more than seven directors, in addition to two external directors required to be appointed under the Israeli Companies Law. The Company’s Board of Directors currently has four directors who are not external directors:
Name	Age	Position(s)
Gerald Commissiong	40	Chief Executive Officer and Director
Dr. Herman Weiss	52	Chairman of the Board of Directors
Daniel Hirsch	54	Chief Financial Officer and Director
Moshe Abramovitz	41	Director
Other than external directors, for whom special election and removal requirements apply under the Companies Law, our directors are elected annually at the annual general meeting of our shareholders. Thus, all four of our directors who are not external directors are up for re-election.
Each of the four nominees has consented to being named in this proxy statement and has agreed to serve if elected. The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote is required to elect each of the four nominees named in this proxy statement as directors.
Board of Directors’ Recommendation
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF GERALD COMMISSIONG, DR. HERMAN WEISS, DANIEL HIRSCH AND MOSHE ABRAMOWITZ AS THE COMPANY’S DIRECTORS.
The following is a brief biography of the nominees for re-election as directors:
Gerald Commissiong, Chief Executive Officer and Director
Gerald Commissiong has served as our Chief Executive Officer and director since January 5, 2020. In addition, Mr. Commissiong serves as Chief Executive Officer, President and a member of the Board of Directors of Amarantus Bioscience Holdings, Inc. (“Amarantus”), of which he is a co-founder. Prior to becoming Chief Executive Officer of Amarantus in October 2011, Mr. Commissiong was the Chief Operating Officer of Amarantus. Mr. Commissiong graduated from Stanford University in Management Science and Engineering with a focus on Financial Decisions. The Board believes that Mr. Commissiong’s executive leadership and healthcare expertise qualifies Mr. Commissiong to serve as a director.
Dr. Herman Weiss, Chairman of the Board of Directors
Dr. Herman Weiss has served as a director of the Company since June 22, 2017 and Chairman of the Board of Directors since January 5, 2020. Dr. Weiss served as Chief Executive Officer of the Company from July 30, 2018 to January 5, 2020. Dr. Weiss has been CEO of Libra Scientific Limited since December 2021. In addition, from 2016-2018, Dr. Weiss served as the Vice President of Medical Affairs and Clinical Development at Juniper Pharmaceuticals Inc. in Boston, MA. Since 2016, Dr. Weiss has also served as a Professor at Yeshiva University. Dr. Weiss has served as a consultant to multiple medical device and pharmaceutical companies, including American Medical Systems, and to venture capital firms in New York City, and also founded and served as the Chief Medical Officer of FibroControl, a biotech medical device company in Herzliya, Israel. Dr. Weiss owns multiple patents and is the author of numerous publications in the area of women’s health and gynecology. Dr. Weiss holds an M.B.A. from the George Washington University, Washington DC, an M.D. from the Ohio State University College of Medicine, and a B.A. in Philosophy (summa cum laude) from the Ramapo College of New Jersey. The Board believes that Dr. Weiss’ experience in the medical device and pharmaceutical industries qualifies him to serve as Chairman of the Board.

Daniel Hirsch, Chief Financial Officer and Director
Daniel Hirsch has served as our Chief Financial Officer and director since January 5, 2020. Mr. Hirsch has been managing Partner of First Line Capital, LLC since 2002. Prior to 2002, Mr. Hirsch served as Senior Consultant at Integrated Healthcare based in Greenwich, Connecticut providing turn around services for large medical practices. From 1992 to1998, Mr. Hirsch was Director of Primary Care for Hackensack University Medical Center in Hackensack, New Jersey. Mr. Hirsch holds a bachelor’s degree in Economics from Yeshiva University and a master’s degree in Public Health from the New School of Social Research. The Board believes that Mr. Hirsch’s financial expertise in the healthcare industry qualifies Mr. Hirsch to serve as a director.
Moshe Abramovitz, Director
Moshe Abramovitz has served as a director of the Company since February 27, 2016. Mr. Abramovitz has held managerial positions in various organizations (Israeli companies and charities) including serving as the Deputy Chief Executive Officer of A.S. Mehadrin Ltd. Since 2011, Mr. Abramovitz has been a project manager in the construction industry in Israel. Mr. Abramovitz holds a B.A. in business administration, specializing in information systems, from Ono Academic College and an MBA in business administration specializing in business strategy from Ono Academic College. Mr. Abramowitz received training and a certificate to serve as a mediator from Bar Ilan University. The Board believes that Mr. Abramowitz’s managerial positions qualify him to serve as a director.
The Board of Directors will present the following resolution at the Meeting:
RESOLVED, to elect Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramowitz as the Company’s Directors, each for a term until the next annual meeting, effective immediately.
Board of Directors’ Recommendation
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DR. GERALD COMMISSIONG, DR. HERMAN WEISS, DANIEL HIRSCH AND MOSHE ABRAMOWITZ AS THE COMPANY’S DIRECTORS.

PROPOSAL FOUR – REVERSE SHARE SPLIT

REVERSE SHARE SPLIT
Purpose of the Reverse Share Split
The Company’s shares are currently quoted on the OTC Markets’ OTCQB Market under the symbol “TOMDF.”
The Company believes that the reverse share split is advisable in order to make its ordinary shares more attractive to a broader range of investors, including professional investors, institutional investors, and the general investing public. For example, large U.S. institutional investors do not regularly invest in stocks trading below $5.00 per share. The Company’s Board of Directors believes that the anticipated increased price resulting from the reverse share split may generate additional interest and trading in the Company’s ordinary shares.
In addition, the Company believes that the reverse share split will allow for a possible listing of the ordinary shares of the Company on a national securities exchange, which requires a minimum bid price of $4.00 per share. The Company believes that the listing of the Company’s shares on a national securities exchange will enable the Company to maintain greater access to the public capital markets and will afford the Company’s shareholders greater liquidity with respect to their holdings in the Company.
In May 2020, the Company sought and received approval of the shareholders to effect a reverse share split of the Company’s outstanding ordinary shares within a range of 1-for-10 to 1-for-100 and to amend the Company’s Articles of Association to effect such reverse share split. In July 2021, the Company sought and received approval of the shareholders to effect a reverse share split of the Company’s outstanding ordinary shares within a range of 1-for-2 to 1-for-500 and to amend the Company’s Articles of Association to effect such reverse share split
Each such approval gave the Board the authority to decide, within twelve months from the date upon which shareholders of the Company approved that proposal, whether to implement the reverse share split and the exact ratio for the reverse share split within the range of 1-for-10 to 1-for-100,and 1-for-2 to 1-for-500, respectively, if such split is to be implemented; provided, however, that the Company was not allowed to effect reverse share splits that, in the aggregate, exceeded 1-for-100 and 1 for-500, respectively. Now, the Company seeks a new approval, because it has been unable to complete the uplisting process for which the reverse share split was intended due to market conditions. If the reverse share split is implemented, the number of issued and outstanding ordinary shares would be reduced, and the nominal value would be increased in accordance with the exchange ratio selected by the Board.
In the event that the Company’s shareholders do not approve granting discretionary authority to the Company’s Board of Directors to effectuate the reverse share split, the Company’s ordinary shares will continue to be quoted on the OTCQB.
The OTC Market is generally considered to be a less efficient market than the national securities exchanges, and the share price, as well as the liquidity of the ordinary shares, may be adversely affected, as remaining on the OTCQB would negatively impact the Company’s ability to secure new financing. Accordingly, the Board recommends that the shareholders approve the granting of discretionary authority to the Company’s Board of Directors to effectuate the reverse share split as described above on a date to be announced by the Company and authorize the Company to amend the Articles of Association accordingly. If the reverse share split is approved by our shareholders, the Company will issue a press release announcing the effective date of the reverse share split and the exact ratio for the reverse share split, and will amend the Articles of Association to effect such reverse split.
As a result of the reverse share split, the total number of ordinary shares outstanding will be reduced, and the nominal value per share will be increased proportionately. For example, if the reverse share split is approved and the Board proceeds with a reverse split of 1-for-100, then the 5,000,000,000 shares, par value NIS 0.01 per share currently, authorized, would be reduced to 50,000,000 shares. Since the total issued principal amount of the share capital remains the same after the split, the nominal value per share in this example would be increased from NIS 0.01 to NIS 1.00 per share.

While the Company’s Board of Directors believes that the potential advantages of a reverse share split outweigh any actual or potential disadvantages, if the Company does effect a reverse share split there can be no assurance that:
(a)	the Company’s ordinary shares will trade at a price in proportion to the reduction in the number of outstanding shares resulting from the reverse share split;
(b)	following such reverse share split, the Company’s ordinary shares will be approved for listing on a national securities exchange;
(c)	the liquidity of the Company’s ordinary shares will not be adversely affected by the reduced number of shares that would be outstanding and available for trading after the reverse share split;
(d)	effectuating a reverse share split will not be perceived in a negative manner by investors, analysts, or other stock market participants; or
(e)
the reverse share split will not result in some shareholders owning “odd-lots” of less than 100 ordinary shares, potentially resulting in higher brokerage commissions and other transaction costs than the commissions and costs of transactions in “round-lots” of even multiples of 100 shares.

The exercise price and the number of shares issuable pursuant to outstanding options, warrants, capital notes and convertible debentures will be adjusted pursuant to the terms of such instruments in connection with such reverse-split. For example, if the reverse share split is approved and the Board proceeds with a reverse split of 1-for-100, then for every 100 old ordinary shares previously issuable upon exercise of outstanding options, warrants, capital notes and convertible debentures, the holders of such securities will, upon exercise or conversion thereof, receive one ordinary share of NIS 1.00 par value, for the same aggregate amount of consideration paid.
In order to fully achieve the desired effect of the reverse split, we believe it will be necessary to effect a reverse split of equal ratio across the board of the Company’s classes of shares; therefore, the Board recommends that the authority granted to the Board to effect the reverse split should be expanded to include not only the Ordinary Shares, but also the entirety of our share capital.
Certain U.S. Federal Income Tax Consequences
The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in a reverse share split by a U.S. shareholder that holds shares as a capital asset. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary, and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.
For purposes of this summary, a “U.S. shareholder” refers to a beneficial owner of shares who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. shareholder” of our shares is a shareholder who is not a U.S. shareholder. Non-U.S. shareholders should consult their own advisors as to the federal, state, local, and foreign tax consequences to them relating to their participation in the reverse share split.
This summary does not represent a detailed description of the U.S. federal income tax consequences to a U.S. shareholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances or to any shareholder that may be subject to special tax rules, including, without limitation: (1) shareholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. shareholders whose “functional currency” is not the U.S. dollar; (8) persons holding shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares in connection with employment or other performance of services; (10) dealers and other shareholders that do not own their shares as capital assets; (11) U.S. expatriates, (12) non-U.S. shareholders; or (13) shareholders who directly or indirectly hold their shares in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the reverse share split.
There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of a reverse share split. This discussion is for general information only and is not tax advice. All shareholders should consult their own tax advisors with respect to the U.S. federal, state, local and non U.S. tax consequences of a reverse share split.
Based on the assumption that the reverse share split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following is a general discussion of the U.S. federal income tax consequences relating to the reverse share split.
The reverse share split is intended to qualify as a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse share split so qualifies, a U.S. shareholder should not recognize any gain or loss as a result of the reverse share split. Further, a U.S. shareholder’s aggregate tax basis in his, her, or its post-split shares should equal the aggregate tax basis in the pre-split shares exchanged therefor, and such U.S. shareholder’s holding period for the post-split shares should include the period during which such U.S. shareholder held the pre-split shares surrendered therefor. U.S. shareholders should consult their tax advisors as to application of the foregoing rules where shares were acquired at different times or at different prices.
However, the U.S. federal income tax treatment of the fractional shares being rounded up to the next whole share is uncertain and the IRS may take the position that the rounding up results in a distribution to a U.S. shareholder whose proportionate interest in the earnings and profits of the Company is increased thereby. If the IRS were to successfully assert this position, the fair market value of an additional fraction of a share received by such U.S. shareholder would constitute a dividend to the extent of the earnings and profits of the Company. Any such dividend would likely be immaterial in amount. U.S. shareholders should consult their own tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.
Certain Israeli Tax Consequences
The following discussion summarizing certain Israeli income tax consequences is based on the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the policy of the Israeli Tax Authority (“ITA”) as currently in place, and is for general information only. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.
Generally, a reverse share split will be viewed for Israeli tax purposes as a sale of the ordinary shares held by each shareholder, with the consideration being the new ordinary shares received in the reverse share split. Such sale of ordinary shares will generally be viewed as a capital gain tax event for Israeli tax purposes and will result in the recognition of capital gain or capital loss for Israeli income tax purposes unless an applicable exemption is provided in Israeli tax law or under an applicable treaty for the prevention of double taxation which exists between the State of Israel and the country of residence of the shareholder.

However, it is possible to approach the ITA in order to obtain an advanced tax ruling (the “Ruling”), prior to the reverse share split. If obtained, the Ruling may provide that the reverse share split will not be considered as a sale of shares for Israeli tax purposes. Such Ruling could also provide that the purchase price (as adjusted for the split) and purchase date for tax purposes in future selling of the new ordinary shares will be identical to the purchase price and purchase date of the ordinary shares. It is likely that the Ruling will be conditioned and based on the following facts: the reverse share split shall apply the same conversion ratio for all of the shareholders; there will be no change in the shareholders’ rights (whether in their voting rights or rights for profits) as a result of the reverse share split; the reverse share split shall not include any consideration or economic benefit (whether by cash or by cash equivalents) paid or accrued to the shareholders or to the Company; the economic value of all of the issued shares shall not be affected by the reverse share split.
THE U.S. AND ISRAELI TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT MAY DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER IS ADVISED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO ALL OTHER POTENTIAL TAX CONSEQUENCES TO THE SHAREHOLDER OF A REVERSE SHARE SPLIT.
Fractional Shares
No fractional shares will be issued as a result of the reverse-split. Instead, all fractional shares will be rounded up to the next whole number of shares.
Exchange of Share Certificates
Shortly after the reverse share split becomes effective, each holder of an outstanding certificate representing ordinary shares will receive from Worldwide Stock Transfer Company, the Company’s exchange agent (the “Exchange Agent”), instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of a Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the effective date of the reverse share split represented ordinary shares, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the whole number of ordinary shares into which the ordinary shares previously represented by the surrendered certificate shall have been reclassified.
Until surrendered as contemplated herein, each certificate that immediately prior to the reverse share split represented any ordinary shares shall be deemed at and after the reverse share split to represent the whole number of ordinary shares contemplated by the preceding sentence. Each certificate representing ordinary shares issued in connection with the reverse share split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the ordinary shares.
No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the reverse share split represented any ordinary shares, except that if any certificates for ordinary shares are to be issued in a name other than that in which the certificates for ordinary shares surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.
Upon the implementation of the reverse share split, the Company intends to treat shares held by shareholders through a bank, broker, custodian, or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the reverse share split for their beneficial holders holding the Company’s ordinary shares in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered shareholders for processing the reverse share split. Shareholders who hold the Company’s ordinary shares with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

The Board of Directors will present the following resolution at the Meeting:
RESOLVED, to grant to the Company’s Board of Directors the authority to effect a reverse split of the Company’s ordinary shares, with the range of such share split to between 1-to-2 and 1-to-500, which reverse split may include all of the Company’s entire share capital.
Board of Directors’ Recommendation
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORITY FOR THE COMPANY’S BOARD OF DIRECTORS TO EFFECT THE REVERSE SPLIT AS DESCRIBED ABOVE.

PROPOSAL FIVE – RATIFICATION OF THE APPOINTMENT OF YAREL AND COMPANY AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

RATIFICATION OF THE SELECTION OF YAREL AND COMPANY, CERTIFIED PUBLIC ACCOUNTANTS (ISR.), AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
For the past year, Yarel and Company, Certified Public Accountants (Isr.), or the Independent Auditors, has served as our independent registered public accounting firm, and we would like to reappoint them for the fiscal year ending December 31, 2022. Neither our Articles of Association, our other governing documents, nor other law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the stockholders for ratification as a matter of good corporate practice. We do not expect to have a representative of the Independent Auditors attend the Meeting.
The audit report of our Independent Auditor on the Company’s financial statements for the fiscal year ended December 31, 2021, and the audit report of Fahn, Kanne & Co. (our “Former Auditor”) for the fiscal year ended December 31, 2020 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except, for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.
During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through March 31, 2022, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and either our Independent Auditors or our Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of our Independent Auditor or the Former Auditor, would have caused our Independent Auditor or the Former Auditor to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
Principal Accountant Fees and Services
Todos paid the following fees for professional services rendered by Yarel and Company for the year ended December 31, 2021, and by Fahn Kanne and other members of Grant Thornton Limited, for the year ended December 31, 2020:
	2021	2020
	(U.S. $)
Audit fees	$106,516	$120,000
Audit-related fees		12,000
Tax fees
All other fees
Total	$106,516	$132,000
The audit fees for the years ended December 31, 2021 and 2020 were for professional services rendered for the integrated audit of Todos’ annual consolidated financial statements and its internal control over financial reporting as of December 31, 2021 and 2020, review of consolidated quarterly financial statements, statutory audits of Todos and its subsidiaries, issuance of comfort letters, consents and assistance with review of documents filed with the SEC, as well as the audit of carve out financial statements prepared in connection with certain divestment activities.
The Audit-related fees for the years ended December 31, 2021, and 2020 were paid for the following services: due diligence related to mergers and acquisitions, accounting consultations and employee benefit plan audits, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2021, and 2020 were paid for the following services: services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and tax advice, including assistance with tax audits and appeals, advice related to mergers and acquisitions, tax services for employee benefit plans and assistance with respect to requests for rulings from tax authorities.
All other fees for the years ended December 31, 2021, and 2020 were paid mainly for an internal control review associated with the design and implementation plans of an ERP system, as well as for license fees for the use of accounting research tools and training regarding general financial reporting developments.
Neither our Articles of Association, our other governing documents, nor other law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Required Vote
The affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be sufficient for the ratification of the selection of Yarel and Company, Certified Public Accountants (Isr.), as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022, subject to ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.
The Board of Directors will present the following resolution at the Meeting:
RESOLVED, to ratify the appointment of Yarel and Company, as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2022.
Board of Directors’ Recommendation
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF YAREL AND COMPANY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee, which currently consists of Mr. Moshe Schlisser, who serves as the chairperson, Dr. Lauren Chung and Mr. Moshe Abramovitz, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. This report relates to the activities undertaken by the Audit Committee in fulfilling its responsibilities.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2021. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the financial statements.
The Audit Committee also reviewed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
The Audit Committee further discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all issuers to obtain pre-approval from their respective audit committees in order for their independent registered public accounting firms to provide professional services without impairing independence. As such, the Audit Committee has established procedures by which it pre-approves all audit and other permitted professional services to be provided by the Company’s independent registered public accounting firm. From time to time, the Company may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee before provision of such services commences. The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditors’ independence.
The foregoing report is provided by the undersigned members of the Audit Committee.
Moshe Schlisser, Chairperson
Dr. Lauren Chung
Moshe Abramovitz

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Security Ownership
The following table describes, as of the Record Date, the beneficial ownership of Todos ordinary shares by:
•	each person we believe beneficially holds more than 5% of the outstanding ordinary shares based solely on our review of SEC filings;
•	each of our named executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.
	No. of Shares Beneficially Owned	Percentage Owned

Directors and executive officers:
Dr. Herman Weiss	300,000	*
Gerald Commissiong(1)	79,077,125	6.93%
Dr. Lauren Chung	0	*
Moshe Abramovitz	0	*
Moshe Schlisser	0	*
Daniel Hirsch	54,000	*
All directors and executive officers as a group (7 persons)	79,431,125	6.97%
Persons or Groups Holding More than 5% of Ordinary Shares
Amarantus Bioscience Holdings, Inc.	78,025,645	6.84%
The address of each shareholder is c/o Todos Medical Limited, 121 Derech Menachem Begin, 30th Floor, Tel Aviv, 6701203 Israel.
*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.
(1)
Includes 78,025,645 shares owned by Amarantus. Gerald Commissiong is the Executive Chairman and controlling shareholder of Amarantus and in such capacity holds voting and dispositive power over the securities held by such entity.

MANAGEMENT
Directors
The following table sets forth information regarding the directors and officers of Todos as of the date of this Proxy Statement:
Name	Age	Director Since	Term Ends
Gerald Commissiong, Chief Executive Officer and Director	40	2020	2022
Daniel Hirsch, Chief Financial Officer and Director	54	2020	2022
Dr. Herman Weiss, Chairman of the Board	52	2017	2022
*Dr. Lauren Chung, Director	49	2020	2024
*Moshe Schlisser, Director	34	2016	2024
**Moshe Abramovitz, Director	41	2016	2022
OTHER BUSINESS
Our board of directors is not aware of any other business to be transacted at the meeting. However, if any other matters are properly presented to the meeting, the persons named as proxies in the enclosed form of proxy will vote upon such matters in accordance with their best judgment, including any matters or motions dealing with the conduct or adjournment of the meeting.
The prompt return of your proxy will be appreciated and helpful in obtaining the necessary quorum and vote. Therefore, whether or not you expect to attend the meeting, please complete and sign the form of proxy provided herewith and return it in the enclosed envelope, so that it is received at our offices at least one business day before the meeting.
By Order of the Board of Directors
/s/ Herman Weiss, MD Dr. Herman Weiss Chairman and Director
August 22, 2022

Annex A: Proposed Amendments to Articles of Association

The Companies Law, 5759-1999

Todos Medical, Ltd., Company No. 514437128 (the “Company”)

Amendments to the Company’s Articles of Association (the “Articles”) adopted at the
Company’s Extraordinary General Meeting of September 28, 2022
1.	Article 4 of the Articles is hereby amended and restated, as follows:
4.	Authorized Share Capital. The authorized share capital of the Company is as follows:
(a)	NIS 100,000,000, consisting of 10,000,000,000 Ordinary Shares par value NIS 0.01 each;
(b)	NIS 500 consisting of 50,000 Preferred A Shares par value NIS 0.01 each; and
(c)	NIS 50 consisting of 5,000 Preferred B Shares par value NIS 0.01 each.
2.	Article 6A of the Articles is hereby amended and restated as follows:
6A.	Rights of Preferred Shares:
(a)	The Preferred A Shares and the Preferred B Shares shall be redeemable shares, in accordance with Section 312 of the Companies Law, under the terms described in Article 6C below.
(b)
Neither the Preferred A Shares nor the Preferred B Shares shall have the right to participate or vote in the General Meeting, including, without limitation, in matters relating to the sale or merger of the Company.

(c)	The Preferred A Shares shall be convertible into ordinary shares, at the option of the Company, at a ratio equal to 100,000 ordinary shares for each Preferred A Share.
(d)	In all other respects the Preferred A Shares and the Preferred B Shares shall be identical to Ordinary Shares.
(e)	For the avoidance of doubt, neither the Preferred A Shares nor the Preferred B Shares shall enjoy any distribution or liquidation preferences.
3.	Article 6B shall be amended and restated as follows:
6B.	Allocation of Preferred Shares:
(a)
The issuance of Preferred A Shares is exclusively allocated to the full or partial exchange for outstanding Convertible Notes and/or other securities issued under and/or in the framework of those certain Securities Purchase Agreements dated as of January 22, 2021, April 8, 2021, and April 28, 2021, respectively, by and between the Company and Yozma Group Korea Ltd., Kips Bay Select LP, and Yozma Global Genomic Fund, respectively, and similar agreements reached with other institutional investors during the course of 2021, including as such agreements and/or securities issued pursuant thereto may be validly transferred or assigned.

(b)
Notwithstanding the above, the Board of Directors may issue Preferred A Shares and/or Preferred B Shares, if the Board determines in a written statement that such issuance is warranted under special circumstances

4.	Article 6C shall be amended and restated as follows:
6C.	Conversion and Redemption.
(a)
The Board may, at any time and in its uncontrolled discretion, elect to convert any or all Preferred A Shares, or any or all Preferred B Shares, to Ordinary Shares. One Preferred A Share shall be convertible into 100,000 Ordinary Shares, while each Preferred B Share shall be convertible into Ordinary Shares of equal or equivalent nominal value.

(b)
The Board may, at any time and in its uncontrolled discretion, elect to redeem any or all Preferred A Shares, or any or all Preferred B Shares, by a cash redemption as per Section 312 of the Companies Law, or by exchange for any note of subordinated indebtedness as the Board may deem appropriate under the circumstances, all of the above at the conversion price by which such Preferred Shares (as the case may be) were obtained at their time of conversion, including without limitation as per the relevant Conversion Price as described in the transaction documents noted in Article 6B.

Annex B: Compensation Schedule
1.	General
a)	Board and C-level Officer Composition:
Director’s Name	Qualification	Additional Board Duties	Additional Office
Dr. Herman Weiss		Chairman of Board
Gerald Commissiong			CEO
Daniel Hirsch			CFO
Moshe Abromovitz		Audit Committee; Compensation Committee; Nominating Committee
Moshe Schlisser	External Director	Audit Committee (Chair); Compensation Committee
Dr. Lauren Chung	Expert Director	Lead Independent Director; Audit Committee; Compensation Committee (Chair); Nominating Committee (Chair)
b)
Board Discretion: The Board (and/or relevant Committee thereof) may, at its discretion, appoint additional officers and enter, amend and/or modify the terms of this Compensation Schedule and/or any compensation package offered or under consideration to any Director or officer, as the Board may deem appropriate under the circumstances, to the maximum extent allowed by applicable law.

c)
Compensation Committee Discretion: This Compensation Schedule, upon its approval by the Shareholders’ Meeting as described in the Proxy Statement, shall be deemed to constitute the Shareholders’ approval, sense and intent regarding its content; however, the Compensation Committee and the Board, in their consideration of the Company’s general compensation policy and/or specific application thereof, reserve the full discretion afforded to their respective authorities under the Companies Law.

d)
Modification Requirements: Notwithstanding any of the foregoing: (a) modification of the CEO or any Director’s compensation (including compensation for additional duties or services) requires shareholders’ approval as per the procedures prescribed by the Companies Law; and (b) there will be no modification of any External Director’s compensation for the duration of that External Director’s term as such, other than under the circumstances allowed under the Companies Law, including shareholders’ approval as per the procedures prescribed thereby.

2.	Key Individual Cash Incentive
Each Key Individual will be entitled to a short-term cash incentive. The Board will create a pool equivalent to 5% of gross margin for 2021, to be allocated as a short-term cash incentive as follows:
CEO: 1.5%.
CFO: 0.5%.
Other Key Individuals, at Board’s discretion: up to the remaining 3%.
3.	CEO Compensation Package (not inclusive of compensation as Director)
•	Base salary of $400,000 per year
•	Immediate grant of 50% of salary in restricted shares (i.e., $200,000 in RSUs), for uncompensated efforts to date
•	Cash bonus: 50% of base salary (i.e., $200,000) upon Uplisting

•	Stock bonus: 100 million restricted shares bonus upon Uplisting
•	8,750,000 stock options, vesting quarterly, over a 5-year vesting schedule
Milestone bonuses based on cumulative sales, from July 1, 2020:
•	at $25 million, $250,000 restricted shares plus $250,000 cash bonus;
•	at $50 million, an additional $350,000 restricted shares plus additional $250,000 cash bonus
•	at $100 million, an additional $1.4 million restricted shares plus additional $1million cash bonus
Milestone based on market cap
•	at $1 billion market cap, $10 million in restricted shares
•	at $2 billion market cap, an additional $40 million in restricted shares
4.	CFO Compensation Package (not inclusive of compensation as Director)
•	Base salary of $250,000 per year
•	Immediate grant of 50% of salary in restricted shares (i.e., $125,000 in RSUs) for uncompensated efforts to date.
•	Cash bonus: 50% of base salary (i.e., $125,000) upon Uplisting
•	Stock bonus: 50 million restricted shares stock bonus upon Uplisting
•	5m stock options, vesting quarterly, over a 5-year vesting schedule
Milestone bonuses based on cumulative sales, from July 1, 2020:
•	at $25 million: $50,000 restricted shares plus $75, 000cash bonus
•	at $50 million: an additional $50,000 restricted shares, plus additional $75,000 cash bonus
•	at $100 million: an additional $100,000 restricted shares, plus additional $150,000 cash bonus
5.	Board of Directors Compensation Package:
•
Each Board member’s respective Compensation Package is the full and complete consideration for that Board member’s service as a Director of the Company, including all Board meetings, and further including that Board member’s Additional Board Duties as detailed in Section 1(a) above, including all relevant Committee meetings.

•	Each Board member shall receive $65,000 annual salary.
•	The Expert Director shall receive $86,450 annual salary.
•
Each Board member shall receive $150,000 in RSU annually, provided that: (a) RSU grant for 2021 vests immediately, and for subsequent years over a 3-year period (34%/34%/32% basis); and (b) no less than 50% of each grant must remain in the possession of the Board member or the trustee under the 2021 Equity Incentive Plan, without sale, encumbrance or transfer, until the conclusion of the Board members’ service on good leaving terms.

•
Upon Uplisting, each Director shall be granted RSU’s equal to the dollar amount of that Director’s total annual compensation, provided that the terms applicable to Board members’ annual RSU grant shall apply.

6.	Reimbursement of Expenses
Each Board member will be entitled to reimbursement of out-of-pocket expenses reasonably incurred in the course of their official duties, provided that, with regards to in-person attendance at Board or Committee meetings:
(1)	For meetings held within the Board member’s area of residence, no expenses will be reimbursed;

(2)	For meetings held within the Board member’s country of residence, only travel expenses will be reimbursed; and
(3)	For meetings held outside of the Board member’s country of residence, only expenses directly related to the Board member’s participation in the meeting will be reimbursed.
7.	Additional Compensation Terms
Subsequent to a Regulation 5D Election, the Board may, in its discretion and in accordance with any procedure and/or advice which the Board deems necessary or advisable: (a) continue to compensate an Independent Director who previously served as an External Director as per the compensation package previously relevant to that person as External Director, including the continuity of vesting and/or beneficial holding of shares and/or stock options, provided that such individual’s de facto service on the Board and its Committees remains seamless and continuous, and provided further that such person’s fiduciary duty shall be deemed seamless and continuous thereby; and (b) pay a one-time bonus to the following Directors:
(i)	Audit Committee Chair: $20,000 cash + equal amount in RSU
(ii)	Other Audit Committee members: $10,000 cash + equal amount in RSU
(iii)	Compensation Committee Chair: $15,000 cash + equal amount in RSU
(iv)	Other Compensation Committee members: $7,500 cash + equal amount in RSU
(v)	Nominating Committee Chair: $12,000 cash + equal amount in RSU
(vi)	Other Nominating Committee members: $6,000 cash + equal amount in RSU
(vii)	Lead Independent Director: $43,550 + $150,000 in RSU
8.	Waiver, Indemnification and Insurance
The Board shall be authorized to approve waiver, indemnification and insurance provisions for each of the Company’s Directors and officers, and to procure directors’ and officers’ insurance for each such Director and officer, at the Company’s expense, up to the greatest extent allowed by applicable law.
9.	Definitions
“2021 Equity Incentive Plan” means the Company’s stock option incentive plan for key employees, officers and directors, as may be established or amended by the Board in its discretion;
“Audit Committee” means the Company’s Audit Committee as validly constituted under the Companies Law or, subsequent to a Regulation 5D Election, as may be validly constituted by the Board in accordance with the Qualified Exchange Regulations;
“common stock” means the Company’s Ordinary Shares, as set forth in its Articles of Association;
the “Companies Law” means the Israeli Companies Law, 1999, including all relevant Companies Law Regulations;
“Companies Law Regulations” means any and/or all regulations promulgated pursuant to the Companies Law;
the “Company” means Todos Medical Ltd., a company incorporated in the State of Israel;
“Compensation Committee” means the Company’s Compensation Committee as validly constituted under the Companies Law or, subsequent to a Regulation 5D Election, as may be validly constituted by the Board in accordance with the Qualified Exchange Regulations;
this “Compensation Schedule” means the terms of this Annex, upon its due approval by the Shareholders’ Meeting, with the required majority contemplated in the Proxy Statement;
“Director” means any member of the Company’s Board of Directors;
“Expert Director” means an External Director who is an Expert External Director, as that term is defined in the Companies Law Regulations pertaining to External Director compensation;

“External Director” means a Director serving as an external director under the relevant provisions of the Companies Law;
“Independent Director” means a Director serving as an independent director in accordance with the Qualified Exchange Regulations, who has been duly appointed as such under the Qualified Exchange Regulations, subsequent to the Company’s Regulation 5D Election;
“Key Individual” means the CEO, the CFO, and any other officer or employee of the Company identified by the Company’s management as a key individual for the initial ramp up;
“Lead Independent Director” means the person so designated in Section 1(a) of this Compensation Schedule, upon such person’s due appointment as an Independent Director;
the “Proxy Statement” means the proxy statement to which this Annex is attached;
“market cap” means the Company’s market capitalization, as per a metric to be determined by the Board, after receiving the approval and recommendation of the Compensation Committee.
“Qualified Exchange” means a non-Israeli exchange qualified for certain leniencies under the Companies Law Regulations, and “Qualified Exchange Regulations” means the applicable laws, regulations, rules referenced thereby;
“Regulation 5D Election” means the Company’s election, upon or subsequent to Uplisting and pursuant to the Companies Law Regulations, to comply with the Qualified Exchange Regulations in lieu of Companies Law provisions regarding External Directors and the composition of the Audit and Compensation Committees;
“RSU” or “restricted shares” means shares or stock options, under the terms of the Company’s 2021 Equity Incentive Plan, vesting over a 3-year period (34%/34%/32% vesting schedule), or other vesting schedule if so specified, to be granted at dates and/or intervals which shall be determined in advance by the Board in its discretion, after receiving the approval and recommendation of the Compensation Committee;
“salary” means an annual salary, to be paid in quarterly installments;
“shares” or “stock” means shares of the Company’s common stock before the reverse split contemplated in the Proxy Statement (the “Reverse Split”), and/or shares of the Company’s common stock after the Reverse Split, after adjusting for the Reverse Split;
a $-based amount of shares or RSUs or shares means a quantity of shares or RSUs derived from such $ amount, based on such parameters and/or mechanism(s) that the Board may set forth in its discretion, in advance of the issue of such shares or RSUs, after receiving the approval and recommendation of the Compensation Committee;
“stock options” means options to purchase stock at par value;
“Shareholders” means holders of shares entitled to vote as such at a Shareholders’ Meeting;
“up to” implies a maximum amount, under which the Board may, in its uncontrolled discretion, approve none, some, or all of the amount described subsequent; and
“Uplisting” means the listing of the Company’s common stock for trade on a Qualified Exchange.

SCAN TO
VIEW MATERIALS & VOTE

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D89992-P79917 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TODOS MEDICAL LTD.

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, and 5.

	Yes	No
2a **Are you a controlling shareholder of the Company?**	☐	☐
2b **Are you acting on behalf of the Company?**	☐	☐
2c **Do you have a Personal Interest in the approval of Proposal #2?**	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D89993-P79917

2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF TODOS MEDICAL LTD.

September 28, 2022
4:00 p.m., Israel Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Gerald Commissiong, CEO & Daniel Hirsch CFO, each as proxies, each with full power of substitution and re-substitution, to represent and vote as designated on the reverse side, all the ordinary shares of Todos Medical Ltd., held of record by the undersigned on August 19, 2022, at the Annual General Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/TOMDF2022, on Wednesday, September 28, 2022 at 4:00 p.m., local time or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted "FOR" Proposal Nos. 1, 2, 3, 4, and 5.

Continued and to be signed on reverse side